Exhibit (h)(3)(ii)

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 2 to the Amended and Restated Expense Limitation Agreement (“Amendment No. 2”), dated as of October 21, 2013, between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company.

Effective as of October 21, 2013, the Trust and FMG LLC agree to modify and amend the Expense Limitation Agreement (the “Agreement”), dated as of March 15, 2012, between them as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by this Amendment No. 2 to Schedule A attached hereto. Schedule A is being amended to add the following Portfolios (“New Portfolios”).

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

2.	Terms and Conditions of Agreement with respect to New Portfolios. The New Portfolios will be added to the Agreement on the terms and conditions contained in the Agreement, except that the Agreement shall continue in effect for the New Portfolios until October 21, 2014.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

AMENDMENT NO. 2

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class A+	Class B+
Multimanager Aggressive Equity Portfolio	0.80%	1.05%	1.05%
Multimanager Core Bond Portfolio	0.75%	1.00%	1.00%
Multimanager International Equity Portfolio	1.05%	1.30%	1.30%
Multimanager Large Cap Core Equity Portfolio	0.90%	1.15%	1.15%
Multimanager Large Cap Value Portfolio	0.90%	1.15%	1.15%
Multimanager Mid Cap Growth Portfolio	1.00%	1.25%	1.25%
Multimanager Mid Cap Value Portfolio	1.00%	1.25%	1.25%
Multimanager Multi-Sector Bond Portfolio	0.75%	1.00%	1.00%
Multimanager Small Cap Growth Portfolio	1.05%	1.30%	1.30%
Multimanager Small Cap Value Portfolio	1.05%	1.30%	1.30%
Multimanager Technology Portfolio	1.15%	1.40%	1.40%
AXA Aggressive Allocation Portfolio*	1.00%	1.25%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	1.00%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	1.10%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	1.15%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	1.20%	1.20%
CharterSM Fixed Income Portfolio**	N/A	N/A	0.65%
CharterSM Conservative Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Moderate Growth Portfolio**	N/A	N/A	0.65%
CharterSM Growth Portfolio**	N/A	N/A	0.65%
CharterSM Aggressive Growth Portfolio**	N/A	N/A	0.65%
CharterSM Equity Portfolio**	N/A	N/A	0.65%
CharterSM International Conservative Portfolio**	N/A	N/A	0.65%
CharterSM International Moderate Portfolio**	N/A	N/A	0.65%
CharterSM International Growth Portfolio**	N/A	N/A	0.65%
CharterSM Income Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Interest Rate Strategies Portfolio**	N/A	N/A	0.65%
CharterSM Real Assets Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Conservative Plus Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Moderate Portfolio**	N/A	N/A	0.65%
CharterSM Alternative 100 Growth Portfolio**	N/A	N/A	0.65%
Target 2015 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2025 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2035 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2045 Allocation Portfolio	0.35%	0.60%	0.60%

+	Includes amounts payable pursuant to Rule 12b-1
*	Includes fees and expenses of underlying investment companies in which the Portfolio invests
**Portfolio	currently only has Class B shares registered.